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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

The direct and indirect subsidiaries of Aftermarket Technology Corp. are:

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                                                    JURISDICTION OF              NAME UNDER WHICH
                      NAME                           INCORPORATION            BUSINESS IS CONDUCTED
-------------------------------------------------- ------------------ ---------------------------------------
Aaron's Automotive Products, Inc.                  Delaware           Aaron's Automotive Products
-------------------------------------------------- ------------------ ---------------------------------------

ACI Electronics Holding Corp.                      Delaware           Not Applicable
-------------------------------------------------- ------------------ ---------------------------------------

ACI Electronics Investment Corp.                   Delaware           Not Applicable
-------------------------------------------------- ------------------ ---------------------------------------

ATC Electronics & Logistics, L.P.                  Delaware           ATC Logistics
                                                                      Autocraft Electronics
                                                                      Logistics Services
                                                                      Materials Recovery
-------------------------------------------------- ------------------ ---------------------------------------

ATC Information Services, Inc.                     Delaware           ATCIS
                                                                      ATC Information Services
-------------------------------------------------- ------------------ ---------------------------------------

ATS Remanufacturing Corp.                          Delaware           ATS
                                                                      CRS Gastonia
-------------------------------------------------- ------------------ ---------------------------------------

Autocraft Industries, Inc.                         Delaware           Autocraft Industries
-------------------------------------------------- ------------------ ---------------------------------------

Autocraft Remanufacturing Corp.                    Delaware           Not Applicable
-------------------------------------------------- ------------------ ---------------------------------------

Automotive Development Limited                     England            Not Applicable
-------------------------------------------------- ------------------ ---------------------------------------

Aftermarket Technology (U.K.) Holding Limited      England            Not Applicable
-------------------------------------------------- ------------------ ---------------------------------------

Component Remanufacturing Specialists, Inc.        New Jersey         CRS
-------------------------------------------------- ------------------ ---------------------------------------

Elbar Industrial Limited                           England            Autocraft UK
                                                                      Autocraft Industries
                                                                      South East Lincs Engineering
-------------------------------------------------- ------------------ ---------------------------------------
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